Exhibit 10.2

Execution Version

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (COLLECTIVELY, THE “ACTS”). THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF THE FOLLOWING: (1) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACTS COVERING THE TRANSACTION, (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (3) THE COMPANY OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS.

CONVERTIBLE PROMISSORY NOTE

$1,825,000.00	April 15, 2016

FOR VALUE RECEIVED, Odyssey Marine Exploration, Inc., a Nevada corporation (“Borrower”), hereby promises to pay to the order of Monaco Financial LLC, a California limited liability company (“Lender”), the principal sum of up to One Million Eight Hundred Twenty-Five Thousand Dollars ($1,825,000.00), together with interest accruing at the rate of ten percent (10.0%) per annum on the outstanding amount of principal. This Note evidences advances made pursuant to that certain Loan and Security Agreement, dated as of March 31, 2016, by and between Borrower and Lender (the “Loan Agreement”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Article 1

Definitions

For purposes of this Note, the following terms shall have the respective meanings given to them below:

“Conversion Price” means $1.00.

“Existing Loan Agreement” means the Loan Agreement dated as of August 14, 2014, between Borrower and Lender.

“Existing Notes” means the promissory notes issued by Borrower to Lender pursuant to the Existing Loan Agreement.

“Maturity Date” means the second anniversary of the date of this Note.

“Oceanica” means Oceanica Resources S. de R.L., a Panamanian company.

“Option Cuotas” means units of equity interest issued by Oceanica.

Article 2

Payment Terms

Section 2.01. Maturity. The entire unpaid principal sum disbursed and outstanding, together with any interest thereon remaining unpaid and any other sums due the Lender in connection with the Loan shall be due and payable in full on the Maturity Date.

Section 2.02. Prepayment. Subject to the provisions of Article 4, Borrower shall have the right to prepay this Note, in whole or part, at any time, in accordance with the terms of this Note and the Loan Agreement upon 30 days’ written notice (a “Prepayment Notice”) to Lender.

Article 3

Default and Remedies

Section 3.01. Default. The occurrence of an Event of Default under the Loan Agreement shall constitute an “Event of Default” hereunder.

Section 3.02. Remedies. Upon the occurrence and continuation of an Event of Default that has not been cured in accordance with the terms of the Loan Agreement, or at any time thereafter, at the option of Lender, all indebtedness hereunder immediately will become due and payable upon written notice to Borrower from Lender, and Lender shall be entitled to exercise its other rights and remedies set forth in Article 8 of the Loan Agreement.

Article 4

Conversion

Section 4.01. Option to Convert. Lender shall have the right at any time and from time to time during the period commencing on the date of this Note and ending on the second anniversary of the date of this Note (the “Conversion Period”), in accordance with the procedures set forth below, to convert (a) all or any portion of the outstanding principal amount of this Note and any accrued and unpaid interest thereon (“New Obligations”) and (b) all or any portion of the outstanding principal amount of the Existing Notes and any accrued and unpaid interest thereon (the “Existing Obligations” and, together with the New Obligations, the “Convertible Obligations”) into Option Cuotas. Notwithstanding any provision of this Note to the contrary, 3,174,603 is the maximum number of Option Cuotas into which Lender may convert the Convertible Obligations pursuant to this Article 4.

Section 4.02. Exercise of Option. If Lender elects to exercise its right to convert the Convertible Obligations, Lender shall (a) specify in a written notice to Borrower (an “Exercise Notice”) (a) that Lender elects to exercise its right to convert all or a portion of the Convertible Obligations, (b) the amount of the Convertible Obligations to be so converted, and (c) whether Option Cuotas purchased pursuant to this Article 4 are to be issued in the name of Lender or a designee; and (ii) surrender this Note to Odyssey and furnish any appropriate endorsements and transfer documents if required by Lender. As soon as practicable thereafter, Lender shall receive one or more certificates, registered in the name of Lender or its designee(s), representing the Option Cuotas purchased pursuant to this Article 4.

Section 4.03. Conversion Price. If Lender elects to exercise its right to convert all or a portion of the Convertible Obligations, then the number of Option Cuotas that Lender shall be entitled to receive shall equal the quotient determined by dividing (a) the amount of the Convertible Obligations to be converted, as specified in the Exercise Notice, by (b) the Conversion Price.

Section 4.04. Conversion Date. Any conversion of the Convertible Obligations pursuant to this Note by Lender shall be deemed to occur on the date which Lender delivers the Exercise Notice and surrenders this Note to Lender (the “Conversion Date”), except that, if Lender delivers an Exercise Notice within thirty days of the Maturity Date, then the Conversion Date shall be the Maturity Date.

Section 4.05. Partial Conversion. If the Convertible Obligations are converted in part only, then upon surrender of this Note, Borrower shall issue to the holder of this Note a new note or notes (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for a principal amount equal to the principal amount on the face of this Note minus the principal amount so converted.

Section 4.06. Related Matters.

(a) Lender and Borrower acknowledge that the Option Cuotas are held by Odyssey Marine Enterprises, Ltd., a Bahamian company and an indirect, wholly owned subsidiary of Borrower (“OME”). Accordingly, if Lender elects to exercise its right to convert all or a portion of the Convertible Obligations, then Borrower shall cause OME to fulfill the obligations set forth in the last sentence of Section 4.02.

(b) Notwithstanding any provision of the Existing Loan Agreement or the Existing Notes to the contrary, (i) the price at which Lender may exercise the right to purchase or convert the Existing Obligations shall be $1.00; (ii) the term “Maturity Date” as defined in Section 1.4 of each of the Existing Notes, means April 1, 2018; and (iii) this Note shall be deemed to be an amendment to the Existing Loan Agreement or the Existing Notes for such purpose. For the avoidance of doubt, (x) except to the extent specifically amended pursuant to this Section 4.06(b), the Existing Loan Agreement and the Existing Notes shall remain in full force and effect in accordance with their terms, and (y) the conversion rights set forth in this Article 4 replace and supersede Lender’s conversion rights in the Existing Loan Agreement and the Existing Notes in their entirety.

(c) Lender acknowledges that the Option Cuotas have been previously pledged as collateral to (i) Minosa, pursuant to a Pledge Agreement, dated as of March 11, 2015, among Minosa, OME, and Oceanica, and (ii) Epsilon Acquisitions LLC, a Delaware limited liability company (“Epsilon”), pursuant to a Pledge Agreement, dated as of March 11, 2015, among Epsilon, OME, and Oceanica.

Article 5

Miscellaneous

Section 5.01. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.01):

If to Borrower:	Odyssey Marine Exploration, Inc.
5215 West Laurel Street
Tampa, Florida 33607
Attention: President and CFO
Email: mark@odysseymarine.com

With a copy to:	Akerman LLP
401 East Jackson Street
Suite 1700
Tampa, Florida 33602
Attention: David M. Doney
Email: david.doney@akerman.com

If to Lender:	c/o Borchard & Callahan, APC
25909 Pala
Suite 300
Mission Viejo, California 92691
Attention: Thomas Borchard
Email: tborchard@borchardlaw.com

Section 5.02. Interpretation. For purposes of this Note, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole. Unless the context otherwise requires, references herein: (x) to Articles and Sections mean the Articles and Sections of, and Exhibits attached to, this Note; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 5.03. Headings. The headings in this Note are for reference only and shall not affect the interpretation of this Note.

Section 5.04. Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 5.05. Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

Section 5.06. Amendment and Modification; Waiver. This Note may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Note shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 5.07. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Note shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA IN EACH CASE LOCATED IN THE CITY OF TAMPA AND COUNTY OF HILLSBOROUGH, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).

Section 5.08. Counterparts. This Note may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Note delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Note.

[Signatures on following page(s).]

IN WITNESS WHEREOF, the parties hereto have caused this Note to be executed as of the date first written above by their respective officers thereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ Mark D. Gordon
Mark D. Gordon
President and Chief Executive Officer

Agreed and accepted

as payee:

MONACO FINANCIAL LLC

By:	/s/ Michael A. Carabini
Michael A. Carabini, President